Exhibit 10.2

EXECUTION COPY

EXCHANGE AGREEMENT

among

OHI FINANCING, INC.,

ORLEANS HOMEBUILDERS, INC.

and

TABERNA PREFERRED FUNDING III, LTD.,

TABERNA PREFERRED FUNDING IV, LTD.,

and

TABERNA PREFERRED FUNDING VI, LTD.

Dated as of August 3, 2009

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of August 3, 2009 (this “Agreement”), is entered into by and among OHI FINANCING, INC., a Delaware corporation (the “Company”), ORLEANS HOMEBUILDERS, INC., a Delaware corporation, as guarantor (“Guarantor”), and TABERNA PREFERRED FUNDING III, LTD. (“Taberna III”), TABERNA PREFERRED FUNDING IV, LTD. (“Taberna IV”), and TABERNA PREFERRED FUNDING VI, LTD. (“Taberna VI”, and together with Taberna III and Taberna IV, collectively, “Taberna”).

RECITAL:

A.                                 Reference is made to that certain Junior Subordinated Indenture dated as of November 23, 2005, as amended by that certain Supplemental Indenture No. 1, dated as of August 10, 2007 (collectively, the “Existing Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, National Association (“BNYM”) (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Existing Indenture Trustee”).

B.                                   Reference is made to that certain Amended and Restated Trust Agreement dated as of November 23, 2005 (the “Trust Agreement”), by and among the Company, as depositor, BNYM (successor to JPMorgan Chase Bank, National Association), as property trustee (the “Property Trustee”), BNY Mellon Trust of Delaware (as successor to Chase Bank USA, National Association), as Delaware trustee (the “Delaware Trustee”), and the respective administrative trustees named therein.

C.                                   Orleans Homebuilders Trust II (“Trust II”) is the holder of the Junior Subordinated Note due 2036 in the original principal amount of $77,320,000 issued by the Company pursuant to the Existing Indenture (“Subordinated Note II”).

D.                                  Taberna III, Taberna IV and Taberna VI are the holders of Preferred Securities in the original aggregate principal amount of $75,000,000 issued by Trust II pursuant to the Trust Agreement, copies of which are attached hereto as Exhibit A-1 ( the “Original Preferred Securities”).

E.                                    Simultaneously herewith, the Company and The Bank of New York Mellon, as trustee (the “New Indenture Trustee”) have entered into that certain Junior Subordinated Indenture (the “New Indenture”) pursuant to which Company proposes to issue Ninety Three Million Seven Hundred Fifty Thousand Dollars ($93,750,000) in aggregate principal amount of the Junior Subordinated Notes due 2036 as follows (collectively, the “Securities”):

(i)                                    Junior Subordinated Note due 2036 in the original principal amount of $35,156,000 issued by the Company to Taberna III, a copy of which is attached hereto as Exhibit B-1 (“Note 1”);

(ii)                                Junior Subordinated Note due 2036 in the original principal amount of $30,469,000 issued by the Company to Taberna IV, a copy of which is attached hereto as Exhibit B-2 (“Note 2”); and

(iii)                            Junior Subordinated Note due 2036 in the original principal amount of $28,125,000 issued by the Company to Taberna VI, a copy of which is attached hereto as Exhibit B-3 (“Note 3”).

F.                                     The Securities will be guaranteed by the Guarantor as to the payment of the Parent Guarantee Payments, as defined in and in accordance with that certain Parent Guarantee Agreement, dated as of the date hereof, by and between the Guarantor and the New Indenture Trustee (the “Parent Guarantee”).

G.                                  On the terms and subject to the conditions set forth in this Agreement, the Company and Taberna have agreed to exchange the Original Preferred Securities for the Securities.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.                                       Definitions.                                This Agreement, the New Indenture, the Securities and the Parent Guarantee are collectively referred to herein as the “Operative Documents.”  All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the New Indenture.

“1934 Act Reports” has the meaning set forth in Section 4(z).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BNYM” has the meaning set forth in the Recitals.

“CDO Trustee” has the meaning set forth in Section 2(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Closing Date” has the meaning set forth in Section 2(b).

“Closing Room” has the meaning set forth in Section 2(b).

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Counsel” has the meaning set forth in Section 3(b).

“Commission” has the meaning set forth in Section 4(v)

“Credit Facilities” means the Second Amended and Restated Revolving Credit Loan Agreement, dated as of September 30, 2008, by and among Greenwood Financial, Inc., certain affiliates and the Guarantor, as borrowers and or guarantors, the lenders party thereto and Wachovia Bank National Association, as Administrative Agent for the lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Debt incurred thereunder), as amended, amended and restated, supplemented, refinanced or otherwise modified, including any agreement or instrument extending the maturity of refinancing, replacing or otherwise restructuring (including refinancing such bank facility with secured or unsecured debt securities and/or other forms of Debt and/or adding, substituting or deleting parties thereto (including borrowers, obligors, guarantors, lenders, creditors and/or agents)) all or any portion of the Debt under any such agreements with the same of any other agents, creditor, lender or group of creditors or lenders.

“Delaware Trustee” has the meaning set forth in the Recitals.

“Environmental Law” has the meaning set forth in Section 4(ll).

“Environmental Laws” shall have the correlative meaning.

“Equity Interests” means with respect to any Person (a) if such a Person is a partnership, the partnership interests (general or limited) in such partnership, (b) if such Person is a limited liability company, the membership interests in such limited liability company and (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in such corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Exchange” has the meaning set forth in Section 2(b).

“Exchange Act” has the meaning set forth in Section 4(j).

“Existing Indenture” has the meaning set forth in the Recitals.

“Existing Indenture Trustee” has the meaning set forth in the Recitals.

“Existing Subordinated Notes” has the meaning set forth in the Recitals.

“Financial Statements” has the meaning set forth in Section 4(w).

“GAAP” has the meaning set forth in Section 4(w).

“Governmental Entities” has the meaning set forth in Section 4(o).

“Governmental Licenses” has the meaning set forth in Section 4(r).

“Guarantor” means Orleans Homebuilders, Inc., a Delaware corporation.

“Hazardous Materials” has the meaning set forth in Section 4(ll).

“Holder” has the meaning set forth in the New Indenture.

“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect.

“Indemnified Party” has the meaning set forth in Section 8(a).  “Indemnified Parties” shall have the correlative meaning.

“Interim Financial Statements” shall have the mean set forth in Section 4(w).

“Investment Company Act” has the meaning set forth in Section 4(j).

“Letter of Credit” has the meaning set forth in Section 3(f).

“Lien” has the meaning set forth in Section 4(o).

“Material Adverse Effect” means a material adverse effect (other than any Material Adverse Effect directly or indirectly attributable to the passage of time in connection with the existence of any default under the Credit Facilities) on the condition (financial or otherwise), earnings, business, liabilities or assets of the Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Change” has the meaning set forth in Section 3(e)(ii).

“New Indenture” has the meaning set forth in the Recitals.

“New Indenture Trustee” has the meaning set forth in the Recitals.

“Note 1” has the meaning set forth in the Recitals.

“Note 2” has the meaning set forth in the Recitals.

“Note 3” has the meaning set forth in the Recitals.

“Offering Documents” means the documents set forth as Annex E hereto.

“Original Parent Guarantee” means that certain Parent Guarantee Agreement, dated November 23, 2005 by and between Orleans Homebuilders, Inc., as Parent Guarantor, and JPMorgan Chase Bank, National Association, as Guarantee Trustee, as the same may be amended from time to time.

“Original Preferred Securities” has the meaning set forth in the Recitals.

“Properties” has the meaning set forth in Section 4(ii).

“Property Trustee” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in Section 4(h).

“Repayment Event” has the meaning set forth in Section 4(o).

“Rule 144A(d)(3)” has the meaning set forth in Section 4(j).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Subsidiary” means any Person wherein at least fifty percent (50%) of the Equity Interests is owned, directly or indirectly, by the Guarantor.  “Subsidiaries” means, collectively, each and every Subsidiary.

“Subordinated Note II” has the meaning set forth in the Recitals.

“Taberna” has the meaning set forth in the introductory paragraph hereof.

“Taberna III” has the meaning set forth in the introductory paragraph hereof.

“Taberna IV” has the meaning set forth in the introductory paragraph hereof.

“Taberna VI” has the meaning set forth in the introductory paragraph hereof.

“Taberna Capital Management, LLC” means Taberna Capital Management, LLC and its successors and/or assigns as collateral manager of the Holders, as applicable.

“Taberna Transferred Rights” means any and all of Taberna’s right, title, and interest in, to and under the Original Preferred Securities, together with the following:

(i)                                     the Existing Indenture and the Original Parent Guarantee;

(ii)                                  all amounts payable to Taberna under the Original Preferred Securities, and the Existing Indenture;

(iii)                               all claims (including “claims” as defined in Bankruptcy Code §101(5)), suits, causes of action, and any other right of Taberna, whether known or unknown, against the Company or any of its affiliates (including the Trusts), agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Taberna against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Original Preferred Securities, the Existing Indenture or the transactions related thereto or contemplated thereby;

(iv)                              all guarantees and all collateral and security of any kind for or in respect of the foregoing;

(v)                                 all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Taberna under the Original Preferred Securities (including that certain letter of credit dated as of August 17, 2007 related thereto), other than fees, costs and expenses payable to Taberna hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(vi)                              all proceeds of the foregoing.

“Trust II” has the meaning set forth in the Recitals.

“Trust Agreement” has the meaning set forth in the Recitals.

2.                                       Exchange of Original Preferred Securities for Securities.

(a)                                  The Company agrees to issue the Securities in accordance with the New Indenture and has requested that Taberna accept such Securities in exchange for the Original Preferred Securities, and Taberna hereby accepts such Securities in exchange for the Original Preferred Securities upon the terms and conditions set forth herein.

(b)                                 The closing of the exchange contemplated herein shall occur at the offices of Nixon Peabody, LLP in New York, New York (the “Closing Room”), or such other place as the parties hereto and BNYM shall agree, at 11:00 a.m. New York time, on August 3, 2009 or such later date as the parties may agree (such date and time of delivery the “Closing Date”). The Company and Taberna hereby agree that the exchange (the “Exchange”) will occur in accordance with the following requirements:

(i)                                     Taberna Capital Management, LLC (as collateral manager for each of the Taberna entities) shall have delivered an issuer order instructing each trustee (in each such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for the holders of the Original Preferred Securities to exchange the Original Preferred Securities for the Securities and to deliver the Original Preferred Securities to the Property Trustee for cancellation and reissuance in the name of the Company.

(ii)                                  The Original Preferred Securities and the Securities shall have been delivered to the Closing Room, copies of which Original Preferred Securities and Securities shall have previously been made available for inspection, if so requested.

(iii)                               Company shall have directed the New Indenture Trustee to authenticate the Securities and deliver them to the applicable CDO Trustee, as follows: (i) Note 1 to Taberna III, (ii) Note 2 to Taberna IV, and (iii) Note 3 to Taberna VI.

(iv)                              New Indenture Trustee shall have authenticated the Securities in accordance with the terms of the New Indenture and delivered them as provided above.

(v)                                 BNYM, shall have obtained the Original Preferred Securities and shall promptly thereafter, if requested by the Company, cancel and reissue them in the name of the Company.

(vi)                              the Company shall have paid to the BNYM all of such party’s legal fees, costs and other expenses in connection with the Exchange, as well as all other accrued and unpaid fees, costs and expenses under the Existing Indenture and the Trust Agreement, if any.

(vii)                           The Company shall have paid to the Trustee, for applications upon the Original Preferred Securities and for distribution to the applicable Taberna entities holding such Original Preferred Securities pursuant to the terms of the Existing Indenture, all accrued interest for the period commencing on the most recent interest payment date under the Original Preferred Securities and continuing through and including July 30, 2009, provided, that the Company and Taberna agree that the amount of interest payable for such period with respect to the Original Preferred Securities shall be based upon an interest rate of one percent (1.0%) per annum.

(viii)                        Upon the occurrence of the events described in subsections (i) through (vii) above and all of the conditions precedent set forth in Section 3, Taberna shall consummate the Exchange and (A) each Taberna entity holding the applicable Original Preferred Securities irrevocably transfers, assigns, grants and conveys the related Taberna Transferred Rights to the Company and the Company assumes all rights and obligations of Taberna with respect to the Original Preferred Securities and the Taberna Transferred Rights and (B) each Holder shall be entitled to all of the rights, title and interest of a Holder of the Securities under the terms of the Securities, the New Indenture and any other Operative Documents.

3.                                       Conditions Precedent.  The obligations of the parties under this Agreement are subject to the following conditions precedent:

(a)                                  The representations and warranties contained herein shall be accurate as of the date of delivery of the Securities.

(b)                                 Cahill Gordon & Reindel LLP, counsel for the Company and Guarantor (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to each Holder and to the New Indenture Trustee, in substantially the form set out in Annex A-1 hereto, Lawrence J. Dugan, General Counsel to the Guarantor, shall have delivered an opinion, dated the Closing Date, addressed to each Holder and to the New Indenture Trustee, in substantially the same form set out in Annex A-2 hereto and the Company shall have furnished to the Holders of the Securities a certificate signed by the Guarantor’s Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Holders of the Securities, in substantially the form set out in Annex D hereto.  In rendering its opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and the Guarantor and by government officials.  The Company Counsel may specify the jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction and is not an expert in the law of any other jurisdiction.  Such Company Counsel Opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(c)                                  The Offering Documents shall state that an opinion of Ernst & Young LLP, tax counsel to the Company, has been rendered to the Company regarding the treatment of the Securities as debt for U.S. Federal income tax purposes and Taberna shall have been furnished a copy of such opinion.

(d)                                 The Holders of the Securities shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the New Indenture Trustee, dated as of the Closing Date, addressed to the Holders of the Securities and their successors and assigns, in substantially the form set out in Annex C hereto.

(e)                                  Each of the Guarantor and the Company shall have furnished to the Holders of the Securities a certificate of the Guarantor and the Company, as applicable, signed by its Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer, dated as of the Closing Date, as to (i) and (ii) below:

(i)                                     the representations and warranties in this Agreement, the New Indenture and the Parent Guarantee are true and correct on and as of the Closing Date, and the Company and the Guarantor have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)                                  since the date of the latest Financial Statements, there has been no material adverse change (other than any Material Adverse Change directly or indirectly attributable to the passage of time in connection with the existence of any default under the Credit Facilities) in the condition (financial or other), earnings, business or assets of the Guarantor and its Subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(f)                                    On the Closing Date, the Company shall have delivered to and in favor of the Trustee, as beneficiary, an original, irrevocable letter of credit in the notional amount of Five Million Dollars ($5,000,000) (the “Letter of Credit”) in form and substance reasonably satisfactory to Taberna Capital Management, LLC and otherwise in accordance with the terms and provisions of the New Indenture.

(g)                                 Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Holders of the Securities and their counsel such further information, certificates and documents as the Holders of the Securities or such counsel may reasonably request.

Each certificate signed by any officer of the Company and/or the Guarantor and delivered to the Holders of the Securities or the Holders’ counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and/or the Guarantor, as applicable, and not by such officer in any individual capacity.

4.                                       Representations and Warranties of the Company and the Guarantor.  Each of the Company and the Guarantor jointly and severally, as of the date hereof and as of the Closing Date, represent and warrant to, and agree with Taberna, as holders of the Original Preferred Securities and with the Holders of the Securities, as follows:

(a)                                  Each of the Company and the Guarantor (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b)                                 It is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Original Preferred Securities or any of the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, it is not acquiring the Original Preferred Securities or the Taberna Transferred Rights with a view towards the sale or distribution thereof in violation of the Securities Act.

(c)                                  Intentionally omitted.

(d)                                 None of the Securities or the Letter of Credit is subject to any Lien. The Company has received reasonable consideration in exchange for its obligations under the Operative Documents.

(e)                                  Each of the Company and the Guarantor (i) is a sophisticated entity with respect to the Exchange and/or the Parent Guarantee, as applicable, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and the Parent Guarantee and (iii) has independently and without reliance upon Taberna, any Holder of the Securities, Taberna Capital Management, LLC or Trustee or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon Taberna’s express representations, warranties, covenants and agreements in this Agreement.  The Company and the Guarantor acknowledge that none of Taberna, any Holders of the Securities, Taberna Capital Management, LLC or Trustee or any of their affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(f)                                    None of the Company or the Guarantor has engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which Taberna, any Holder, Trustee or any of their affiliates could be responsible.

(g)                                 No interest in the Taberna Transferred Rights is being acquired by or on behalf of an entity that is, or at any time while the Taberna Transferred Rights are held thereby will be, one or more Benefit Plans.

(h)                                 None of the Company or the Guarantor or any of their respective “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities

Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(i)                                     None of the Company or the Guarantor or any of their respective Affiliates, or any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(j)                                     The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(k)                                  None of the Company or the Guarantor or any of their respective Affiliates, or any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(l)                                     Assuming the accuracy of the representations made by Taberna hereunder, neither the Company nor the Guarantor is, and immediately following consummation of the transactions contemplated hereby, will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(m)                               Each of this Agreement, the New Indenture and the Parent Guarantee, as applicable, and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and the Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and the Guarantor, and, assuming due authorization, execution and delivery by Taberna and/or the Trustee, as applicable, will be the legal, valid and binding obligations of the Company and the Guarantor enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(n)                                 The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Trustee for authentication in accordance with the New Indenture and, when authenticated in the manner provided for in the New Indenture and delivered to the Holders, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the New Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(o)                                 Neither the issue of the Securities and exchange of the Securities for the Original Preferred Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Guarantor, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company or the Guarantor or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company, the Guarantor or any of their respective subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company, the Guarantor or any of their respective subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any of its subsidiaries prior to its scheduled maturity.

(p)                                 Each of the Company and the Guarantor has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company or the Guarantor to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(q)                                 Neither the Company nor the Guarantor has any subsidiaries that are material to its business, financial condition or earnings, other than those Subsidiaries listed in Schedule 1 attached hereto.  Each Subsidiary is a corporation, partnership, limited partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts, except where the failure to be so incorporated, organized, formed, existing or in good standing would not singly or in the aggregate have a Material Adverse Effect.  Each Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(r)                                    The Company, the Guarantor and each of their respective Subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and none of the Company, the Guarantor nor any of their respective Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company, the Guarantor and their respective subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(s)                                  All of the issued and outstanding Equity Interests of the Company and the Guarantor are validly issued, fully paid and non-assessable, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding Equity Interests of the Company or the Guarantor was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws or similar organizational documents of such entity or under any agreement to which the Company or the Guarantor is a party.

(t)                                    (i) Neither of the Company nor the Guarantor is in violation of its respective charter or by-laws or similar organizational documents and (ii) neither the Company, the Guarantor or any of their respective Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, the Guarantor or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(u)                                 There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Guarantor after due inquiry, threatened against or affecting the Company, the Guarantor or any of their respective subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company, the Guarantor or any of their respective subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(v)                                 The accountants of the Company and the Guarantor who certified the Financial Statements(defined below) are independent public accountants of the Company, the Guarantor and their respective subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(w)                               The audited consolidated financial statements (including the notes thereto) and schedules of the Guarantor its consolidated subsidiaries for the fiscal year ended June 30, 2008 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Guarantor and its consolidated subsidiaries for the quarters ended September 30, 2008, December 31, 2008 and March 31, 2008 (the “Interim Financial Statements”) provided to Taberna are the most recent available audited and unaudited consolidated financial statements of the Guarantor and each of its consolidated subsidiaries, including the Company, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Guarantor and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments).  Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(x)                                   Neither the Company nor the Guarantor has any material liability, whether asserted or, to the knowledge of the Company and Guarantor, unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and, to the knowledge of the Company and Guarantor, there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or the Guarantor that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements, the Interim Financial Statements or as disclosed in the Company’s or Guarantor’s 1934 Act Reports (ii) liabilities relating to the Securities and the Guarantee; and (iii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and the Guarantor since the date of the most recent balance sheet included in such Financial Statements.

(y)                                 Since the respective dates of the most recent Interim Financial Statements, there has not been (A) any Material Adverse Change (other than any Material Adverse Change directly or indirectly attributable to the passage of time in connection with the existence of any default under the Credit Facilities) or (B) any dividend or distribution of any kind declared, paid or made by the Company or the Guarantor on any class of its capital stock.

(z)                                   The documents of the Guarantor filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Guarantor’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed the Guarantor with the Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Guarantor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company, the Guarantor or any of their respective Subsidiaries is a party.  The Company and the Guarantor are in compliance in all material respects with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(aa)                            No labor dispute with the employees of the Company, the Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company or the Guarantor, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(bb)                          No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company, the Guarantor of their respective obligations under the Operative Documents, as applicable, or the consummation by the Company or the Guarantor of the transactions contemplated by the Operative Documents.

(cc)                            Intentionally Omitted.

(dd)                          Intentionally Omitted.

(ee)                            Except for failures that would not individually or in the aggregate have a Material Adverse Effect, the Company, the Guarantor and each of their respective Subsidiaries has timely and duly filed (taking into account extensions thereof) all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects.  The Company, the Guarantor and each of their respective Subsidiaries has timely and duly paid in full all material Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return).  Neither the Company nor the Guarantor has received notice of, and to the Company’s and Guarantor’s knowledge, there are no federal, state, or other Tax audits or deficiency assessments proposed, pending or threatened with respect to the Company, the Guarantor or any of their respective Subsidiaries.  As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract.  As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(ff)                                Intentionally Omitted.

(gg)                          The books, records and accounts of the Company, the Guarantor and their respective Subsidiaries accurately and fairly reflect, in all material respects and in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company, the Guarantor and their respective Subsidiaries.  The Company, the Guarantor and each of their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)                          The Company, the Guarantor and their respective Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby.

(ii)                                  None of the Company, the Guarantor, or their respective Subsidiaries, or any person acting on behalf of the Company, the Guarantor and/or their respective Subsidiaries including, without limitation, any director, officer, manager, agent or employee of the Company, the Guarantor or their respective Subsidiaries has, directly or indirectly, while acting on behalf of the Company, the Guarantor and/or their respective Subsidiaries (i) used any corporate, partnership or company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate, partnership or company funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(jj)                                  The 1934 Act Reports, the Financial Statements, the Interim Financial Statements and any certificates of the Company and the Guarantor delivered to the Trustee or the Holders do not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kk)                            Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company, the Guarantor and their respective subsidiaries have been and are in material compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, the Guarantor or their respective subsidiaries has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the properties owned, leased or operated by the Company, the Guarantor or their respective Subsidiaries (the “Properties”) other than in compliance with all applicable Environmental Laws, (iii) none of the Company, the Guarantor, nor any of their respective subsidiaries has used nor intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) none of the Company, the Guarantor, nor any of their respective subsidiaries has received any notice of, or have any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of the Company, the Guarantor and their respective subsidiaries, (v) none of the Properties are included or, to the best knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, the Guarantor, their respective subsidiaries or agents has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material or with respect to an Environmental Law, and (viii) none of the Company, the Guarantor, or their respective Subsidiaries or, to the best knowledge of the Company’s and Guarantor’s, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order in connection with an Environmental Law with respect to the Properties or any facilities or improvements or any operations or activities thereon.

(ll)                                  As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

Except as expressly stated herein, in the Operative Documents, or in any of the other documents delivered by the Company or Guarantor in connection herewith or therewith, the Company makes no representations or warranties, express or implied, with respect to the Exchange.

5.                                       Representations and Warranties of Taberna.  Each Taberna entity, for itself, represents and warrants to, and agrees with, the Company as follows:

(a)                                  It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite power and authority to execute, deliver and perform under Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.

(b)                                 This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company, the Guarantor and Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of such Taberna, enforceable against such Taberna in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)                                  No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by such Taberna of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d)                                 It is a “Qualified Holder” as such term is defined in Section 2(a)(51) of the Investment Company Act.

(e)                                  Taberna III, Taberna IV and Taberna VI are the legal and beneficial owners of the applicable Original Preferred Securities and the related Taberna Transferred Rights and shall deliver the Original Preferred Securities free and clear of any Lien created by each such Taberna entity, as applicable.

(f)                                    There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

(g)                                 The outstanding principal amount of its respective Original Preferred Securities is the face amount as set forth in such Original Preferred Securities.

(h)                                 It is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(i)                                     It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Without characterizing the Original Preferred Securities or the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, it has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Original Preferred Securities or Taberna Transferred Rights in violation of any applicable securities laws.

(j)                                     Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.

(k)                                  It understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) such Holder is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the Securities contained in the New Indenture, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and the Guarantor and is aware that it may be required to bear the economic risk of an investment in the Securities.

(l)                                     It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the New Indenture for which the Company could be responsible.

(m)                               It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.

Except as expressly stated in this Agreement, Taberna make no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Original Preferred Securities, the Existing Indenture, or any other matter.

6.                                       Covenants and Agreements of the Company.  The Company and the Guarantor jointly and severally agree with the Taberna and the Holders as follows:

(a)                                  The Company and Guarantor have taken all action reasonably necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, and after giving effect to the Exchange.

(b)                                 The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Holders of the Securities may designate and will maintain such qualifications in effect so long as required for the sale of the Securities.  The Company will promptly advise the Holders of the Securities of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)                                  Intentionally Omitted.

(d)                                 Intentionally Omitted.

(e)                                  Neither the Company nor the Guarantor will or will permit any of their respective Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f)                                    Neither the Company nor the Guarantor will, or will not permit any of their respective Affiliates or any person acting on its or their behalf to, engage in (i) any form of “general solicitation or general advertising” (within the meaning of Regulation D), or (ii) any “directed selling efforts” within the meaning of Regulation S under the Securities Act, in connection with any offer or sale of the any of the Securities.

(g)                                 So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h)                                 Intentionally Omitted.

(i)                                     The Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of the Securities, upon the request of such Holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.  If the Company is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above.  This covenant is intended to be for the benefit of the Holders of the Securities.

(j)                                     Neither the Company nor the Guarantor will, until one hundred eighty (180) days following the Closing Date, without the Holders’ or their assignees’ prior written consent in their sole discretion, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Securities or other securities substantially similar to the Securities other than as expressly contemplated by the New Indenture, if at all, or (ii) any other securities convertible into, or exercisable or exchangeable for, any of the Securities or other securities substantially similar to the Securities or (iii) any preferred securities, provided, however, that the Company and the Guarantor may enter into an exchange offer with the holders of thirty million dollars liquidation preference preferred securities of a trust holding as an asset an intercompany note issued to such trust by the Company which may involve the issuance of securities covered by subsections (i) — (iii) above.

(k)                                  Except as may be required by law or other governmental regulation, neither the Company nor the Guarantor will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the prior written consent of such Indemnified Party.

(l)                                     Intentionally Omitted.

7.                                       Payment of Expenses.  In addition to the obligations agreed to by the Company under Section 2(b)(vi) herein, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Securities and any documentary, stamp or similar taxes payable in connection therewith; (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company; and (iv) the fees and all reasonable expenses of the New Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees.  The fees of the New Indenture Trustee (excluding fees and disbursements of counsel) shall not exceed the amounts set forth in that certain Fee Agreement dated as of the date hereof between the Company and The Bank of New York Mellon Trust, National Association, executed in connection with this Agreement and the New Indenture.

8.                                       Indemnification.  (a)  The Company and the Guarantor jointly and severally agree to indemnify and hold harmless BNYM, the Holders, Taberna, Taberna Capital Management, LLC, Taberna Securities, LLC, and their respective affiliates (collectively, the “Indemnified Parties”) each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in this Agreement, the Operative Documents, the Financial Statements, the Interim Financial Statements or the 1934 Act Reports, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in this Agreement, the Operative Documents, the Financial Statements, the Interim Financial Statements or the 1934 Act Reports not misleading, or (iii) the breach or alleged breach of any representation, warranty, or agreement of the Company or the Guarantor contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company and the Guarantor may otherwise have.

(b)                                 Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above.  The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought.  An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result.  An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9.                                       Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantor and/or their respective officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange.  The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

10.                                 Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11.                                 Notices.  All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit D.

12.                                 Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder.  None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent.  The rights and obligations of the Holders under this

Agreement may be assigned by the Holders without the Company’s consent; provided that the assignee assumes the obligations of any such Holders under this Agreement.

13.                                 Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14.                                 Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

15.                                 Counterparts and Facsimile.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be executed by any one or more of the parties hereto by facsimile.

16.                                 Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

OHI FINANCING, INC., a Delaware corporation

By:	/s/ Garry P. Herdler
	Name:	Garry P. Herdler
	Title:	EVP & CFV

ORLEANS HOMEBUILDERS, INC., a Delaware corporation

By:	/s/ Garry P. Herdler
	Name:	Garry P. Herdler
	Title:	EVP & CFV

(Signatures continue on the next page)

TABERNA, AS HOLDERS OF THE ORIGINAL PREFERRED SECURITIES AND AS
HOLDERS (AS DEFINED IN THE NEW INDENTURE):

TABERNA PREFERRED FUNDING III LTD.

By:	/s/ Mora Goddard
	Name:	Mora Goddard
	Title:	Director

TABERNA PREFERRED FUNDING IV, LTD.

By:	/s/ Mora Goddard
	Name:	Mora Goddard
	Title:	Director

TABERNA PREFERRED FUNDING VI, LTD.

By:	/s/ Mora Goddard
	Name:	Mora Goddard
	Title:	Director